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                                                                    EXHIBIT 5.2
                                                                    -----------


                              September 14, 1995

RPM, Inc.
2628 Pearl Road
Medina, Ohio 44258

Gentlemen:

        We have acted as special New York counsel to RPM, Inc. (the "Company") in connection with the filing by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, of a Registration Statement on
Form   S-4   (the "Registration   Statement")   with   respect    to
$150,000,000 aggregate principal amount of 7.O% Senior Notes Due 2005 of the Company (the "Notes").

        We have examined such documents and records as we deemed appropriate, including the following:

                (a) a copy of the Indenture, dated as of June 1, 1995, between the Company and The First National Bank of Chicago, as Trustee (the "Indenture"), in the form filed as an exhibit to the Registration Statement;

                (b) a copy of the Specimen Note Certificate representing the Notes, in the form filed as an exhibit to the Registration Statement; and

                (c) a copy of the opinion of Calfee, Halter & Griswold as to the due authorization, execution and delivery of the Indenture and the due authorization of the Notes under Ohio law.

        Based upon the foregoing and upon such further investigation as we deemed relevant, and subject to the assumption and qualification set forth herein, we are of the opinion that:

        1. The Indenture constitutes a valid and binding agreement of the Company.

        2. The Notes, when duly authenticated by the Trustee and duly issued and delivered by the Company under the Indenture in exchange for the Company's outstanding 7.0% Senior Notes Due 2005, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or other laws relating to or affecting
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enforcement of creditors' rights or by general equity principals.

        The opinions expressed herein are limited to the laws of the State of New York.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherein appearing in the Registration Statement and any amendment thereto.

                                        Very truly yours,

                                        /s/ Brown & Wood